                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-62597) of Eastman Chemical Company of our report dated January 29, 2002, relating to the financial statements and financial statement schedule, appearing on page 56 of this Form 10-K. We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-73808, No. 33-73810, No. 33-73812 and No. 33-77844) of Eastman Chemical
Company of our report dated January 29, 2002 relating to the financial statements and financial statement schedule, appearing on page 56 of this Form 10-K.



/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
Atlanta, Georgia
March 12, 2002


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